UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2014

Penola Inc.
 (Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-54901
(Commission File Number)

None
 (IRS Employer Identification No.)

492 Gilbert Road
West Preston, Victoria 3072, Australia
 (Address of principal executive offices)(Zip Code)

+61 (3) 9605 3907
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On June 12, 2014, upon filing of this Form 8-K, Filomena Gencarelli resigned and President, Secretary, Treasurer and a Director of Penola Inc. (the “Company”). Concurrent with Ms. Gencarelli’s resignation, on June 12, 2014, Nicholas Soo, age 31, was appointed the Company’s President, Secretary, Treasurer and sole Director.

Mr. Soo has been employed by Yaptinchay Securities Corp., located in the Philippines, since 2011 as a Senior Financial Analyst, where he is responsible for reviewing the analyses of junior analysts and then passing on recommendations to senior management as to the bonafides of a particular company and whether or not the firm should recommend to its clients to invest their funds in or not. From 2009 until 2011, Mr. Soo was employed as a Junior Financial Analyst at Abacus Securities Corporation, located in the Philippines, where he was responsible for analyzing companies and projects in which to prospectively invest and making a recommendation to management as to the advisability of investing in a particular company or project. In June 2009, Mr. Soo obtained a Bachelor of Commerce degree in Geology from De La Salle University, in Manila, Philippines.

Mr. Soo education in geology and background as a financial analyst led to our conclusion that he should be serving as a member of our Board of Directors in light of our business and structure.

Mr. Soo does not have any agreement, arrangement or understanding with the Company in connection with being appointed a director or to the offices of President, Secretary, Treasurer or as a Director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penola Inc. (Registrant)

Date: June 12, 2014	By:	/s/ Filomena Gencarelli
Name: Filomena Gencarelli
Title: President

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